STOCKHOLDERS' AGREEMENT

     AGREEMENT entered into as of the 22nd day of June, 2000, between Tech Labs Community Networks, Inc., a Delaware corporation ("Community Networks"), Tech
Labs Community Networks of the Southeast, Inc., a Delaware corporation (the "Company") and m3communications, Inc., a Florida corporation ("m3"). Community Networks and m3 are individually referred to as a "Stockholder" and collectively as the "Stockholders."

                                   WITNESSETH:

     The Company is a corporation organized under and by virtue of the laws of the State of Delaware and has an authorized capitalization of one thousand five hundred (1,500) shares of common stock, no par value (the "Common Stock"), of which no shares are issued and outstanding.

     Upon the closing of the transactions by and between Tech Laboratories, Inc. ("Tech Labs"), Community Networks, the Company, m3, and the shareholders of m3, pursuant to which m3 is selling to the Company certain assets and contracts to provide telecommunications services to property developments in consideration for Tech Labs' and Community Networks' transfer of shares of common stock in Tech Labs and the Company to m3, the Stockholders shall own all of the issued and outstanding shares of Common Stock of the Company, the holdings of each Stockholder being as follows:

                         Community Networks 1,200 shares
                         m3                   300 shares

     The  shares  of  stock  of the  Company  described  above  as  owned by the
Stockholders   and  any  shares  of  such  stock  hereafter   acquired  by  such
Stockholders and permitted transferees are referred to herein as the "Stock."

     The parties hereto deem it expedient for the best interests and welfare of the Company and its Stockholders to provide for the future disposition of the Stock by imposing certain restrictions and obligations on themselves and such Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, it is agreed as follows:

SECTION 1. DEFINITIONS AND TERMS

     1.1. Definitions. The following terms, as used herein, shall have the following meanings:

     "Common Stock" means the shares of the Company's common stock on a fully diluted basis, no par value, or shares of any other class of stock of the Company which are convertible into shares of the Common Stock.

     "Company" has the meaning set forth in the preface above.



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     "Party" has the meaning set forth in the preface above.

     "Proposed Purchaser" has the meaning set forth in Section 3.1.1.

     "Purchase Allotment" has the meaning set forth in Section 3.2.1.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (A) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (B) purchase money liens securing rental payments under capital lease arrangements, and (C) liens, charges, encumbrances, easements, rights-of-way, building and use restrictions, exceptions, reservations and limitations that do not in any material respect adversely detract from the value of the property subject thereto or materially impair the operation of the Company.

     "Stock" shall have the meaning set forth in the preface above.

     "Stockholders" has the meaning set forth in the preface above.

     "Tag Along Notice" has the meaning set forth in Section 3.1.3.

     "Transfer Allotment" has the meaning set forth in Section 3.1.2 of this Agreement.

     "Transfer Date" has the meaning set forth in Section 3.1.2 of this Agreement.

     "Transfer Notice" has the meaning set forth in Section 3.1.2 of this Agreement.

     1.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

     1.3. Other Definitional Provisions. The words "herein", "hereof", "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and in such gender, as the sense and circumstances require.

SECTION 2. RESTRICTION OF SALE OR TRANSFER; PUT OPTION.

     2.1. Restriction. M3, or its successors or assigns, shall not sell, assign, hypothecate, transfer, pledge, encumber, give away or otherwise dispose of any Stock except in compliance with the terms and conditions of this Agreement; provided, however, m3 may transfer, as permitted by law, shares of the Stock to its shareholders, which transfer shall not be prohibited by the terms of this Agreement.

     2.2. Offer. Should m3 or its successors or assigns desire to sell or otherwise dispose of all or any portion of its Stock, m3 or its successors or assigns shall make an offer to Community Networks specifying the terms of sale of such stock. Community Networks shall have the absolute

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right and option to purchase such shares of Stock before the shares of Stock may be offered to any other party, which may only be offered to any third party on terms no more favorable than those offered to Community Networks.

     2.3. General. Every offer pursuant to this Section 2 shall be in writing and shall state that m3, or its successors or assigns, offers to sell all or a portion (specifying such number), as the case may be, of its Stock to Community Networks. Community Networks shall have the option, within thirty (30) days after receipt of such offer, to purchase all or a portion of the shares of Stock offered for sale by m3 or its successors or assigns.

     2.4. Remaining Shares. Any shares of Stock offered for sale but not acquired by Community Networks as provided in this Section 2 may be sold on the open market free of the restrictions contained in this Agreement, providing that
(i) any such sale shall be on terms not more favorable to the purchaser(s) than those provided for in the offer, (ii) such sale shall be made within ninety (90) days from the last date upon which Community Networks was entitled to purchase said shares under the provisions of this Agreement and (iii) such sale in the manner proposed to be made by m3 would not, in the written opinion of counsel to the Company, be in violation of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder, or of any applicable state securities or "Blue Sky" laws or any rules and regulations promulgated thereunder. If no such sale is made by m3 within said ninety (90) days period, then all of the provisions of this Agreement shall apply to any disposition of the shares as if no offer to sell had been made.

SECTION 3. PREEMPTIVE RIGHTS

     3.1. Rights of Inclusion.

     3.1.1. General. Except as provided in Section 3.1.6., if, at any time, Community Networks or its successors or assigns proposes to transfer Stock in the Company to a third party (a "Proposed Purchaser"), Community Networks shall afford m3 or its successors or assigns the opportunity to participate in such transfer to such third party in accordance with this Section 3.1.

     3.1.2. Right to Participate. M3 or its successors or assigns, with respect to the proposed transfers set forth in Section 3.1.1., shall have the right to transfer its Stock in the Company in proportion to the amount of Stock proposed to be transferred by Community Networks or its successors or assigns (the "Transfer Allotment"), at the same price and upon identical terms and conditions as such proposed transfer. At the time any transfer to a Proposed Purchaser is proposed, Community Networks or its successors or assigns shall give notice to m3 of its right to sell Shares hereunder (the "Transfer Notice"), which notice shall identify the Proposed Purchaser and state the number of shares of Common Stock proposed to be transferred, the proposed offering price, the proposed date of any such transfer (the "Transfer Date") and any other material terms and conditions of the proposed transfer. The Transfer Notice shall also contain a complete and correct copy of any offer to Community Networks or its successors or assigns by the Proposed Purchaser to purchase such Common Stock.

     3.1.3. Notice. If m3 or its successors or assigns wishes to participate in the transfer it shall provide written notice (the "Tag-Along Notice") to Community Networks or its successors or assigns no less than seven (7) days prior to the Transfer Date; provided that Community Networks or its successors or assigns shall use its best efforts to deliver the Transfer Notice at least thirty (30) days prior to the Transfer Date and in no event shall Community Networks or its successors or assigns provide such Transfer Notice later than fifteen (15) business days prior to the Transfer Date. The Tag-Along Notice shall set forth the number of shares of Stock that m3 or its successors or assigns elects to include in the transfer, which shall not exceed the Transfer Allotment. The Tag-Along Notices given by m3 or its successors or assigns shall constitute a binding agreement to sell such shares on the terms and conditions applicable to the transfer.

     3.1.4. Non Participation. If a Tag-Along Notice is not received by Community Networks prior to the seven (7) day period specified above, Community Networks or its successors or assigns shall have the right to sell or otherwise transfer the Stock specified in the Transfer Notice to the Proposed Purchaser without any participation by m3 or its successors or assigns, but only on terms and conditions with respect to the consideration offered by the Proposed Purchaser and other material terms a reasonable investor would consider in making its decision to invest, which are no more favorable in any material respect to Community Networks or its successors or assigns than as stated in the Transfer Notice, and only if such transfer occurs on a date within sixty (60) days of the Transfer Date.

     3.1.5. Representations. M3 or its successors and assigns shall only be obligated to make representations as to (A) good title and the absence of a Security Interest against m3's stock, (B) the validity and binding effect of any agreements entered into by m3 in connection with such transfer.

     3.1.6. Exceptions. The provisions of this Section 3 shall not apply to a transfer by Community Networks to an affiliate or subsidiary corporation of Community Networks.

     3.2. Right of First Offer.

     3.2.1.  General.  Subject  to the terms and  conditions  specified  in this
Section 3.2., Community Networks and the Company hereby grant to m3 a right of first offer with respect to any new issuances or future sales by the Company of the Company's Common Stock. Each time the Company proposes to offer (A) additional Common Stock in the Company, (B) rights, options or warrants to purchase Common Stock in the Company, or (C) securities convertible into such Common Stock in the Company (the "New Offering"), the Company shall first offer to m3 the option of purchasing, at a maximum, such percentage of the New Offering which equals m3's current proportionate share of the Company's total Common Stock (the "Purchase Allotment") at the time of the proposed sale in accordance with the following provisions.

     3.2.2. Notice. The Company shall provide a written notice (the "Offering Notice") of the New Offering to m3 stating (A) the Company's bona fide intention to offer such Common Stock, (B) the amount of the Common Stock being offered, and (C) the price and terms upon which it proposes to offer such Common Stock in the Company.

     3.2.3. Election to Purchase. Within twenty (20) days following the date of the Offering Notice (the "Election Period"), m3 may elect to purchase Common Stock in the New Offering, but in no event shall such amount be greater than the Purchase Allotment.

     3.2.4. Transfer of Proposed Purchaser. At any time after the Offering Notice is given, the Company may offer for sale the Common Stock of the New Offering less the amount of (A) the amount m3 elects to purchase or (B) the Purchase Allotment, and, if the Common Stock referred to in the Offering Notice is not elected to be purchased as provided in Section 3.2.3., the Company may, during the ninety (90) day period following the expiration of the Election Period, offer for sale the remaining unsubscribed portion of the New Offering to any Person at a price not less than, and upon terms no more favorable to the offeree than those specified in the Offering Notice. If the Company does not consummate the sale of the New Offering within such period, the right provided hereunder shall be deemed to be revived and such shares shall not be offered unless first reoffered to m3 in accordance with this section.

     3.2.5. Exceptions. The right of first offer in this Section 3.2 shall not be applicable (A) to the issuance of securities in connection with a strategic acquisition by the Company involving the assumption of control of another company, whether by merger, consolidation, sale of substantially all of its assets, sale or exchange of stock or otherwise, (B) to any affiliate or shareholder of m3 or any transferee receiving shares of Stock from m3 so long as such person executes a copy of this Agreement, or (C) the issuance of any equity security or the grant of any option warrant or other right to acquire any equity security to any employee, officer, or director of the Company so long as such issuance or grant is at market value on the date of such issuance or grant.

SECTION 4. OBLIGATIONS UNDER PUBLIC OFFERING

     In the event the Company files, under the Securities Exchange Act of 1933, a public offering covering the registration of shares of Common Stock valued in excess of two million dollars ($2,000,000), the Stockholders covenant and agree as follows:

     4.1. Lock-Up Period. The Stockholders shall not, to the extent requested by the underwriter of the Company, sell or otherwise transfer or dispose of any of its Stock, to the extent any of such shares are included in the registration statement, during the one hundred eighty (180) day period following the effective date of a registration statement; provided, however, that such agreement shall be applicable (i) only to the first registration statement of the Company that covers shares to be sold on its behalf to the public in the underwritten offering, and (ii) only a Stockholder holding in excess of more than five percent (5%) of the outstanding shares of Common Stock.

SECTION 5. ELECTION OF DIRECTORS

     The Company, Community Networks, and all other Stockholders agree to vote for m3's nominee as a director on the Company's Board of Directors. M3 agrees to vote for Community Networks' nominees as directors of the Company.

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SECTION 6. ENDORSEMENT ON STOCK CERTIFICATE

     Upon the execution of this Agreement, the certificate representing the Stock subject hereto and certificates representing Stock hereafter acquired by any Stockholder or transferee receiving shares of the Stock shall be endorsed with a legend in substantially the following form:

     "The transfer of shares represented by this certificate is restricted under the terms of an Agreement dated June ___, 2000, a copy of which is on file at the principal office of Tech Labs Community Networks of the Southeast, Inc."

SECTION 7. TRANSFEREES

     7.1. Restrictions on Successors. Any transferee receiving Stock permitted by this Agreement shall automatically be deemed to be a party to this Agreement, without the execution of any additional instruments, and shall be bound by the terms and conditions of this Agreement as if such transferee were an original party hereto.

     7.2. Consent to Assignment. Notwithstanding Section 8.1 hereof, prior to transferring any Stock to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and other Stockholders a counterpart of this Agreement.

SECTION 8. INSPECTION RIGHTS; CONFIDENTIALITY

     8.1. Financial Statements. At the request of any Stockholder, the Company shall deliver, within ten (10) days, the following financial statements of the
Company:

     8.1.1. At any time after ninety (90) days after the end of each fiscal year of the Company, a statement of operations, a balance sheet of the Company as of the end of such fiscal year, and changes in financial position, which year-end financial reports shall be audited and certified by independent certified public accountants selected by the Company.

     8.1.2. At any time after fifteen (15) days after the end of each calendar quarter, an unaudited statement of operations for such calendar quarter and a balance sheet as of the end of such calendar quarter.

     8.2. Inspection Rights. The Company shall permit any representative designated by any Stockholder, upon reasonable notice and during normal business hours, to examine the corporate books and records of the Company.

     8.3. Confidentiality. Each Stockholder agrees that it and its representative will at all times keep confidential and will not disclose or divulge, or use for any purpose other than to evaluate its investment in the Company, any information which Stockholder or its representative may examine pursuant to the Company's obligations to submit financial statements and allow review of its corporate records, except to the extent (i) disclosure of such information is required by law or (ii) the information becomes publicly known other than through the actions or inactions of such

Stockholders. In the event that any Stockholder is required by law to disclose any confidential information of the Company, such Stockholder shall promptly notify the Company in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with the Company to preserve the confidentiality of such information consistent with applicable law.

SECTION 9. MISCELLANEOUS

     9.1. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted transferees and assigns.

     9.2. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey without giving effect to the principles of the conflict of laws thereof.

     9.3. Submission to Jurisdiction; Venue. Any action or proceeding against any Party hereto with respect to this Agreement shall be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey, and, by execution and delivery of this Agreement, each Party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereto irrevocably consents to the service of process at the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in Section 10.8, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any Party hereto to serve process on any other Party hereto in any other manner permitted by law. Each Party hereto irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the court referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     9.4. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement.

     9.5. Severability. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     9.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the Parties to one of these counterpart signature pages. All of the counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     9.7. Notice. All notices required or agreed to be given hereunder by any party shall be in writing, given by a party or any attorney for a party hereto, delivered by hand, sent by facsimile, or sent by registered or certified mail or by delivery service providing evidence of delivery, addressed to the party intended to be notified at the addresses of the respective parties hereinafter set forth, or at such other address as notice thereof shall have been given in accordance with the provisions of this Section 10.8. Any such notice shall become effective (a) when mailed, three (3) days after having been deposited in the mails, postage prepaid, and (b) in the case of delivery by hand, facsimile or delivery service, upon delivery. Facsimile notices shall only be given to a party who has by notice provided a fax number to be used for this purpose. Such number may be changed or canceled by notice without providing any alternative facsimile number.

     To the Company or Community Networks:

          Tech Laboratories, Inc.
          955 Belmont Avenue
          North Haledon, New Jersey 07508
          Attn:  Mr. Bernard Ciongoli
          Fax:  (973) 427-5455

     With a Copy to:

          Stursberg & Veith
          405 Lexington Avenue
          Suite 4949
          New York, New York  10174-4902
          Attn:  Walter Stursberg, Esq.
          Fax:  (212) 922-0995

     To m3:

          m3communications, Inc.
          2000 Main Street, Suite 501
          Ft. Myers, Florida 33901-3043
          Attn:  Mr. Terry Nelson
          Fax:  (941) 334-0992

     With a Copy to:

          Holland & Knight
          400 North Ashley Drive
          Suite 2300
          [P.O. Box 1288 (Zip 33601-1288)]
          Tampa, Florida 33602-4300
          Attn:  Patrick Meehan, Esq.
          Fax:  (813) 229-0134

     9.8. Termination. This Agreement shall terminate and the Stock shall be released from the terms of this Agreement upon the occurrence of either of the following:

          (i) Written agreement of all the Stockholders; or

          (ii) Upon the effective date of any registration by the Company of any shares of its Common Stock under the Securities Act of 1933 or the
     Securities Exchange Act of 1934, provided that such registration covers shares of Common Stock valued in excess of two million dollars ($2,000,000).

     Upon the termination of this Agreement for any of the foregoing reasons, the Stock held by each Stockholder shall be surrendered to the Company, and the Company shall issue new certificates for the same number of shares, but without the restrictive legend required herein.

     9.9. Default. If any Stockholder or his personal representative should fail, neglect or refuse to offer or to sell any Stock to the Company or the other Stockholders or to deliver any certificate, or stock transfer power, to the Company or the other Stockholders as required herein, then so long as such default continues, such Stockholder or his representative, as the case may be, shall not have any voting power or be entitled to any dividends or other distributions with respect to the Company.

     9.10. Entire Agreement. This Agreement (including the attached Asset Purchase Agreement and all of its exhibits and schedules), contain the entire agreement of the Parties. The Parties are not bound by any oral statements that are made outside of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by the parties.

     WHEREFORE, the Parties have executed this Agreement as of the date above written.

M3COMMUNICATIONS, INC.                 TECH LABORATORIES COMMUNITY
                                       NETWORKS, INC.



By:/s/ Paul Hansen                     By: /s/ Bernard M. Ciongoli
   -------------------------------         ---------------------------------
      Paul Hansen                          Bernard M. Ciongoli
      President                            President


                                       TECH LABS COMMUNITY NETWORKS
                                       OF THE SOUTHEAST, INC.



                                       By: /s/ Bernard M. Ciongoli
                                           ---------------------------------
                                           Bernard M. Ciongoli
                                           President